UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 18, 2008, OccuLogix, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company had not regained compliance with Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”) and that the Company’s securities are therefore subject to delisting from The Nasdaq Global Market.  Nasdaq had notified the Company of its non-compliance with the Minimum Bid Price Rule on September 18, 2007, at which time the Company had been provided with 180 calendar days, or until March 17, 2008, to regain compliance.  In its letter of March 18, 2008, Nasdaq also noted that, based on information contained in the Company’s Annual Report on Form 10-K for the financial year ended December 31, 2007, the Company does not comply with the minimum $10,000,000 stockholders’ equity requirement for continued listing on The Nasdaq Global Market set forth in Marketplace Rule 4450(a)(3).

The Company confirmed its intention to appeal this delisting determination to a Nasdaq Listing Qualifications Panel.  The Company’s request for a hearing before a Nasdaq Listing Qualifications Panel will stay the delisting of the Company’s securities pending the resolution of the appeal.  No assurance can be given that the Company’s appeal will be successful.

On March 20, 2008, the Company issued the press release attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1           Press Release of OccuLogix, Inc. dated March 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: March 20, 2008	By:	/s/Suh Kim
Suh Kim General Counsel